UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2003

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

0-20710
(Commission file number)

Delaware (State or other jurisdiction of incorporation)	68-0137069 (I.R.S. Employer Identification Number)

4460 Hacienda Drive, Pleasanton, CA (Address of principal executive offices)	94588-8618 (Zip Code)

Registrant’s telephone number, including area code: (925) 225-3000

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 – Notice to Directors and Executive Officers of PeopleSoft, Inc. dated October 15, 2003

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On October 15, 2003, PeopleSoft, Inc. (the “Company”) sent a notice to its directors and executive officers informing them that a blackout period will be in effect beginning at 4:00 p.m. (Eastern time) on December 26, 2003 until further notice from the Company, restricting them from purchasing, acquiring, selling or otherwise transferring certain equity securities of the Company. The blackout results from a benefit plan administrator’s procedure for processing tenders of shares in an employee benefit plan in connection with a tender offer from Oracle Corporation. This notice updated and superseded a prior notice to the Company’s directors and executive officers given on September 17, 2003, relating to a blackout period beginning October 14, 2003. The reason for the updated notice is that Oracle Corporation extended the expiration of its tender offer from October 17, 2003 until December 31, 2003. Although this notice may not have been required because the blackout period will not last for more than three business days unless the tender offer for the Company’s shares by Oracle Corporation is extended under certain circumstances, it was provided as a cautionary matter to ensure compliance with Section 306(a) of the Sarbanes-Oxley Act of 2002.

A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2003

PEOPLESOFT, INC

By:	/s/ Kevin T. Parker

Kevin T. Parker Executive Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Notice to Directors and Executive Officers of PeopleSoft, Inc. dated October 15, 2003